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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                CONTACT:
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VALHI, INC.                           Bobby D. O'Brien
Three Lincoln Centre                  Vice President and Chief Financial Officer
5430 LBJ Freeway, Suite 1700          (972) 233-1700
Dallas, Texas 75240-2697
(972) 233-1700


                VALHI ANNOUNCES COMPLETION OF MERGER WITH TREMONT

         DALLAS, TEXAS . . . February 7, 2003 . . . Valhi, Inc. (NYSE: VHI) announced today that it has completed the merger with Tremont Corporation (NYSE:
TRE) and that Tremont is now a wholly-owned subsidiary of Valhi. Tremont stockholders approved the merger agreement at a special stockholders' meeting held earlier today. Tremont stockholders will receive 3.4 shares of Valhi common stock for each share of Tremont common stock they own plus cash for any fractional shares that they would otherwise receive in the merger. Computershare Trust Company of New York serves as the exchange agent for this transaction. The exchange agent will provide Tremont stockholders with instructions concerning how to exchange their Tremont stock certificates for the merger consideration. Tremont's stock is no longer traded on the New York Stock Exchange.

         Valhi, Inc. is engaged in the titanium dioxide pigments, component products (ergonomic computer support systems, precision ball bearing slides and security products), titanium metals products and waste management industries.